Nelnet Announces Retirement of President Tim Tewes
Lincoln, Neb., January 15, 2026 — Nelnet (NYSE: NNI) today announced that Tim Tewes, president of Nelnet and chief executive officer (CEO) of Nelnet Business Services (NBS), will retire in June after more than 25 years of dedicated service.
Tewes joined Nelnet in 2005 following the acquisition of FACTS Management, where he served as Executive Vice President. He became CEO of NBS in 2007 and assumed the role of Nelnet President in 2014. Throughout his tenure, Tewes played a pivotal role in Nelnet’s growth and diversification, leading strategic acquisitions, expanding product offerings, and championing exceptional customer experiences.
Under his leadership, FACTS and Nelnet Campus Commerce became market leaders in education payment solutions, and Nelnet successfully launched Nelnet Bank—a milestone shaping the company’s future in consumer lending.
“Tim’s thoughtful approach and unwavering integrity have left a lasting mark on Nelnet,” said Mike Dunlap, Executive Chairman. “We are grateful for his leadership and wish him the very best in retirement.”
Tewes will continue to serve on the Nelnet Bank Board of Directors.